ALASKA AIR GROUP PERFORMANCE BASED PAY PLAN
(Amended and Restated February 11, 2014)

The Board of Directors (the “Board”) of Alaska Air Group, Inc. (the “Company”) has adopted a plan to reward employees of Alaska Airlines, Inc. (“Alaska”) and Horizon Air Industries, Inc. (“Horizon”). The
plan, formerly known as the Management Incentive Plan, has been renamed as the Performance Based
Pay Plan (“Plan”). This memorandum is provided to explain the key elements of how the Plan will operate. The Performance Based Pay award (“Award”) of each eligible Participant will depend upon the degree to which the Company achieves the performance goals and award modifier set by the
Compensation and Leadership Development Committee (the “Committee”) of the Board for each calendar year (a “Plan Year”) and the discretion of the Committee and Chief Executive Officer explained below. This Amended and Restated Plan is effective beginning with the 2014 Plan Year and each year thereafter until amended, restated or terminated, pursuant to paragraph 8.

1.     ELIGIBILITY
Eligibility to participate in the Plan during a Plan Year is limited to officers and other employees of Alaska and Horizon who (a) are designated by the Committee (attached as Annex B), and (b)
are designated employees of Alaska or Horizon as of December 31 of the Plan Year, or (c) were designated employees during the Plan Year and do not meet the requirement of (b) because their employment ended due to retirement at age 52 or older, disability or death (each a “Participant,”
or collectively “Participants”). Any employee terminated for cause prior to payment under the
Plan shall not be eligible to receive a payment regardless of their employment status on
December 31 of the Plan Year. Individuals may become Participants during the Plan Year if they are newly hired during the year and meet the requirements of the preceding sentence.
Participants who are on temporary medical leave, military leave, or otherwise not working either full-time or part-time for Alaska or Horizon for reasons approved by the Board, but who remain employed, shall retain eligibility as Participants. Participation in the Plan does not guarantee that any Award will be paid if applicable performance goals specified for the Plan Year are not achieved for the year. Unless otherwise provided for in a separate Award agreement, an individual whose employment with Alaska or Horizon ends for any reason not described in (c)
above, such as resignation or termination, forfeits eligibility upon such end of employment.

2.     BASIS FOR PARTICIPATION
A Participant’s Basis for a Plan Year is used to determine the dollar amount or initial target value of the Participant’s Award for that year. The “Basis” is the Eligible Pay of the Participant earned during the Plan Year multiplied by the percentage selected for that Participant by the Board.
“Eligible Pay” means the aggregate wages or salary earned during the Plan Year by the
Participant for services performed for Alaska or Horizon, including cash received for vacation payouts in connection with the Participant’s transfer between Alaska and Horizon or in connection with retirement, death or disability], amounts that the Participant could have received in cash had the Participant not elected to contribute the amount to an employee benefit plan maintained by the Company or an affiliate and any other voluntary payment the Participant makes which reduces his/her compensation (such as the Participant’s voluntary contribution to an Internal Revenue Code (“Code”) Section 401(k) Plan, Code Section 125 medical account, dependent day care spending account, or charitable gift), but excluding commissions, all bonuses
(including any payment received under this Plan), and all other forms of incentive or other supplemental pay, employee benefits paid by the employer (such as employer contributions to a
Code Section 401(k) Plan), worker’s compensation payments, disability payments, cash and noncash fringe benefits and perquisites (such as per diems, auto expense reimbursement, relocation reimbursement or travel reimbursement). Awards may be paid in cash or by act of the
Committee, the Company’s Common Stock. Alternatively, Awards may, by act of the
Committee, be denominated in shares of the Company’s Common Stock that are subject to conditions and restrictions established by the Committee and based on the achievement of performance goals as provided for in a Performance Share Award Agreement (such shares of
Common Stock are referred to as “Performance Shares”).

3.     CALCULATION OF THE AWARD
The size of the Award earned for a Plan Year will depend upon the extent to which the performance goals and award modifier of the Company have been achieved during that Plan
Year and the discretion of the Committee. Separate performance weighting has been established for each performance goal. The Award will equal either (i) in the case of cash-based Awards, the dollar amount achieved by multiplying the Participant’s Basis by the sum of the weighted percentage achievement factors, or (ii) in the case of Common Stock Based Awards, the number of shares which is equal to the cash award under the preceding clause (i) divided by the closing price of the Company’s Stock on the NYSE on the date of such Award, or (iii) in the case of
Awards denominated in Performance Shares, the actual number of shares of Common Stock earned by the Participant will be determined based on the achievement of performance goals as described in the applicable Performance Share Award Agreement, in each case, as such amounts may be adjusted in the Committee’s discretion pursuant to paragraph 6 or pursuant to the terms of an applicable Performance Share Award Agreement. All calculations will be performed by the Human Resources Department of Alaska and will be subject to approval by the Committee.
Once approved by the Committee, such calculations shall be conclusively presumed to be accurate.

4.     PERFORMANCE WEIGHTING
In order to achieve any Award for a particular performance goal, a “Threshold” must be achieved. An Award of 25% of full entitlement is achieved if “Threshold” is reached. A full entitlement is achieved when the “Target” is reached, and a double entitlement is possible if the
“Maximum” is achieved. This weighting applies to each goal individually. Once the Threshold is achieved, the percentage of the difference between the Threshold and Target achieved is multiplied by the weighting factor as specified in the attachment for the applicable Plan Year. If the Target is exceeded, the percentage of the difference between the Target and the Maximum achieved is multiplied by the weighting factor as specified in the attachment for the applicable
Plan Year. Since the difference between the Threshold and Target is, in most cases, arithmetically different from the difference between the Target and the Maximum, calculations will be performed utilizing either the Threshold-Target range, or Target-Maximum range, as applicable, to locate the percentage of the Target, or the percentage of the Maximum, as applicable, that has been achieved. Additional performance weighting criteria and the methodology for determining the number of shares issued to a Participant pursuant to an Award of Performance Shares may be set forth or described in an applicable Performance Share Award
Agreement.

5.     PERFORMANCE GOALS AND APPLICABLE PERFORMANCE WEIGHTING
FACTORS
The Committee will establish the performance goals and award modifier for each Plan Year during the life of this Plan, and will provide Annex A to this Plan that outlines goals, award modifiers and the weighting factors.

6.     DISCRETIONARY FACTOR
In the case of a Participant described in paragraph 1(c) who retired due to age, terminated employment due to disability, or died during the year, or a Participant who took a leave of absence or worked a reduced schedule during any portion of the year, the Committee retains absolute discretionary authority to adjust the Award to such Participant based upon the
Committee’s determination of such Participant’s contribution to the Company.

7.     TIMING OF AWARDS
It is the intent of the Board to distribute the Award, or actual shares of the Company’s Common
Stock for Awards denominated in Performance Shares, for a Plan Year no later than March 15 of the following year for each Plan Year that Participants have become entitled to an Award. The terms and conditions of an Award denominated in Performance Shares will be set forth in a
Performance Share Award Agreement with a Participant. A deceased Participant's Award will be paid, or shares of the Company’s Common Stock underlying an Award denominated in
Performance Shares will be distributed, to the beneficiary designated by the Participant for purposes of the Company's group term life insurance plan covering the deceased Participant, and in the absence of any designation, will be paid or distributed to the Participant’s estate.

8.     AMENDMENT
The Board, acting through the Committee, retains the right to modify the Plan at any time in any manner that it deems appropriate, provided that (a) no amendment that adversely affects the rights of Participants or their beneficiaries shall be effective for a Plan Year that ended prior to the Plan Year in which the amendment was adopted, and (b) it will not terminate the Plan for any
Plan Year during that Plan Year unless it is clear that Participants will not receive an Award for that Plan Year. It is understood that the Committee of the Board will review the Plan yearly and may make changes to the Plan for the next Plan Year.

9.     CLAWBACK POLICY.
The Award is subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Award and repayment or forfeiture of any shares of Common Stock or cash or other property received with respect to the Award
(including any value received from a disposition of the shares acquired pursuant to the Award).

10.     MISCELLANEOUS
a.     This memorandum, including its attachments, constitutes the entire understanding relating to an Award to any employee of Alaska or Horizon, and supersedes all prior oral or written agreements, representations or commitments relating to such Awards.
b.     This Plan is not a commitment of the Company, Alaska or Horizon, to any officer or employee of such company, to continue that individual in its employ in order to qualify for an Award. Nothing contained in this Plan may be considered to be a promise of continued employment. Any employee who shall file suit against his or her employer for wrongful termination shall automatically cease to be a Participant.
c.     In the event that a Participant has a written employment agreement with Alaska or
Horizon which entitles such Participant to participate in the Management Incentive Plan, this Plan is intended, for the purpose of such agreements, to be considered to be the same plan and may continue to be referred to as the MIP.
d.     This memorandum and the rights and obligations provided for herein shall be construed and interpreted in accordance with the law of the state of Washington, excluding its conflicts of law rules.
e.     No unpaid Award will be subject to the debts, liabilities, contracts or engagements of any
Participant, and may not be alienated, pledged, garnished or sold, and any attempt to do so shall be void.
f.     Awards of Common Stock, Performance Shares, and the issuance of shares of the
Company’s Common Stock underlying Awards of Performance Shares, are deemed to be made pursuant to the Company’s 2008 Performance Incentive Plan, or any such successor plan.
g.     All Plan Awards are subject to applicable federal, state, and local deductions.

Dated: February 11, 2014 Alaska Air Group, Inc.
______________________________
J. Kenneth Thompson
Chairman
Compensation and Leadership Development Committee
Alaska Air Group, Inc. Board of Directors